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                                                                    Exhibit 3.01

             AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                            ML SELECT FUTURES I L.P.

                  THIS Amended and Restated Certificate of Limited Partnership of ML Select Futures I L.P. (the "Partnership"), dated as of the 7th day of December, 2001, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C. Section 17-210, to amend and restate the original Certificate of Limited Partnership, which was filed on August 4,1995 under the name ML Chesapeake L.P. with the Secretary of State of the State of Delaware (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.).

                  The Certificate is hereby amended and restated in its entirety to read as follows:

                  1. Name. The name of the limited partnership formed and continued hereby is ML Select Futures I L.P.

                  2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

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                  4.       General Partner. The name and the business address of
the general partner of the Partnership is:

                           MLIM Alternative Strategies LLC
                           Princeton Corporate Campus
                           800 Scudders Mill Road, Section 2F
                           Plainsboro, NJ 08536

                  IN WITNESS WHEREOF, the undersigned general partner has duly executed this Amended and Restated Certificate of Limited Partnership as of the date and year first aforesaid.

                                     MLIM ALTERNATIVE STRATEGIES LLC

                                         By:    /s/ Steven B. Olgin
                                            ------------------------------------
                                            Steven B. Olgin
                                            Authorized Person

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